Exhibit 10.1.8

EXECUTION VERSION

GUARANTY

dated as of November 14, 2016

from

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.,

NETWORK BILLING SYSTEMS, L.L.C.,

PINGTONE COMMUNICATIONS, INC.,

FUSION BVX LLC,

FIDELITY TELECOM, LLC,

FIDELITY ACCESS NETWORKS, INC.,

FIDELITY ACCESS NETWORKS, LLC,

FIDELITY VOICE SERVICES, LLC,

FIDELITY CONNECT LLC, and

APPTIX, INC.

collectively, as Guarantors,

to

EAST WEST BANK,

as Administrative Agent

GUARANTY

This GUARANTY (this “Guaranty”), dated as of November 14, 2016 is made by Fusion Telecommunications International, Inc., a Delaware corporation, Fusion BVX LLC, a Delaware limited liability company, NETWORK BILLING SYSTEMS, L.L.C., a New Jersey limited liability company, PINGTONE COMMUNICATIONS, INC., a Delaware corporation, FIDELITY TELECOM, LLC, an Ohio limited liability company, FIDELITY ACCESS NETWORKS, INC., an Ohio corporation, FIDELITY ACCESS NETWORKS, LLC, an Ohio limited liability company, FIDELITY VOICE SERVICES, LLC, an Ohio limited liability company, FIDELITY CONNECT LLC, an Ohio limited liability company, APPTIX, INC., a Florida corporation (collectively, the “Guarantors” and each individually a “Guarantor”), in favor of EAST WEST BANK (in its capacity as Administrative Agent (“Administrative Agent”) under that certain Credit Agreement, dated as of November 14, 2016 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Fusion NBS Acquisition Corp., a Delaware corporation (“Borrower”), Administrative Agent and the Lenders from time to time party thereto (“Lenders”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

WITNESSETH:

WHEREAS, Borrower, Administrative Agent and Lenders have entered into the Credit Agreement;

WHEREAS, Borrower and Guarantors are members of a group of related entities, the success of each of which is dependent in part on the success of the other members of such group;

WHEREAS, Guarantors expect to receive substantial direct and indirect benefits from the Loans made by Lenders to Borrower pursuant to the Credit Agreement (which benefits are hereby acknowledged);

WHEREAS, a condition precedent to the obligation of each Lender to make its extension of credit to Borrower under the Credit Agreement is that Guarantors jointly and severally execute and deliver this Guaranty to Administrative Agent for the ratable benefit of the Beneficiaries; and

WHEREAS, each Guarantor wishes to guaranty all Obligations under and in respect of the Loan Documents as herein provided.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.          Guaranty of Payment and Performance of Obligations. Guarantors, jointly and severally, hereby absolutely, irrevocably and unconditionally guarantee to Administrative Agent for the ratable benefit of the Beneficiaries, the due and punctual payment and performance in full of the Obligations when the same shall become due, whether at stated maturity, by required payment, declaration, demand or otherwise (including amounts that would become due but for the operation of any automatic stay under any applicable Debtor Relief Laws and all other obligations from time to time owing to such Beneficiaries or the Administrative Agent by Borrower under any Loan Document) (collectively the “Guaranteed Obligations” and individually a “Guaranteed Obligation”). Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at Law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of any automatic stay under any applicable Debtor Relief Laws), Guarantors will upon demand pay, or cause to be paid, in cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower becoming the subject of a case under any applicable Debtor Relief Laws, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

Section 2.          Guarantors’ Further Agreements to Pay. Each Guarantor further agrees, pursuant to Section 10.02 of the Credit Agreement, as the principal obligor and not only as a guarantor, to pay to any of the Beneficiaries forthwith upon demand, in funds immediately available to such Beneficiaries, as applicable, all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred or expended by any such Beneficiary in connection with this Guaranty and the enforcement hereof, together with interest on amounts recoverable under this Guaranty from the time after such amounts become due at the default rate of interest set forth in the Credit Agreement; provided that if such interest exceeds the Highest Lawful Rate, then such interest shall be reduced to such Highest Lawful Rate.

Section 3.          Payments in Dollars. Each Guarantor covenants and agrees that the Obligations will be paid in Dollars and otherwise strictly in accordance with their respective terms regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Beneficiaries with respect thereto.

Section 4.          Taxes. All payments hereunder shall be made without any counterclaim or setoff, free and clear of, and without reduction for, any Taxes (other than Excluded Taxes) or Other Taxes, which are now or may hereafter be imposed, levied or assessed by any Governmental Authority on payments hereunder, all of which will be for the account of and paid by any Guarantor. If for any reason, any such reduction is made or any Taxes or Other Taxes are paid by any of the Beneficiaries (except for Taxes on income or profits of such Beneficiary), Guarantors agree to pay to such Beneficiary such additional amounts as may be necessary to ensure that such Beneficiary receives the same net amount which it would have received had no reduction been made or Taxes or Other Taxes paid. Each Guarantor (as if it were Borrower) and the Lenders agree to comply with the requirements of Section 3.01 of the Credit Agreement which are incorporated by reference herein.

Section 5.          Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, joint and several, independent and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment and performance in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)        this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b)        Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any of the Beneficiaries with respect to the existence of such Event of Default;

(c)        the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(d)        payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e)        any of the Beneficiaries, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents, the Secured Treasury Management Agreement or the Master Agreement or other documentation for the Secured Hedging Obligation; and

(f)        this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of Law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, the Secured Treasury Management Agreement or the Master Agreement or other documentation for the Secured Hedging Obligation, at Law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Events of Default) hereof, any of the other Loan Documents, the Secured Treasury Management Agreement, the Master Agreement or other documentation for the Secured Hedging Obligation or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof, such Loan Document, such Secured Treasury Management Agreement, such Master Agreement or such other documentation for the Secured Hedging Obligation or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents and its Secured Treasury Management Agreement or Master Agreement or other documentation for the Secured Hedging Obligation or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Parent or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, setoffs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

Section 6.          Representations and Warranties; Covenants.

(a)       Each Guarantor hereby makes and confirms the representations and warranties made on its behalf by Borrower pursuant to Section 5 of the Credit Agreement, as if such representations and warranties were set forth herein except that the confirmation herein regarding each representation and warranty that refers to a specific earlier date shall be that it was true as of such specific earlier date.

(b)       Each Guarantor hereby agrees to perform the covenants set forth in Section 6 (other than Section 6.01 and Section 6.02) and Section 7 (other than Section 7.14) of the Credit Agreement to the extent such covenants expressly apply to such Guarantor as if such covenants were set forth herein and makes the acknowledgements set forth in Section 7.20 of the Credit Agreement.

(c)       Each Guarantor acknowledges that it is, on a collective basis with Borrower, bound by the financial covenants and other covenants set forth in the Credit Agreement.

(d)       Each Guarantor hereby confirms that it shall be bound by all acts or omissions of Borrower pursuant to the Credit Agreement.

(e)       Each Qualified ECP Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party or Parent’s Subsidiary to honor all of its obligations under the Credit Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 6(e) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6(e), or otherwise under the Credit Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 6(e) shall remain in full force and effect until all of the Guaranteed Obligations shall have been paid in full. Each Qualified ECP Guarantor intends that this Section 6(e) constitute, and this Section 6(e) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party and Parent’s Subsidiaries for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 7.          Effectiveness. This Guaranty is a continuing guaranty and shall remain in full force and effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash or otherwise fully satisfied, and continue to be effective or be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of Borrower, or otherwise, as though such payment had not been made or other satisfaction occurred. No invalidity, irregularity or unenforceability of the Guaranteed Obligations by reason of any applicable Debtor Relief Laws or any other similar Law, or by reason of any Law or order of any Governmental Authority purporting to reduce, amend or otherwise affect the Guaranteed Obligations, shall impair, affect, be a defense to or claim against the obligations of any Guarantor under this Guaranty.

Section 8.        Freedom of Administrative Agent and Lenders to Deal with Borrower and Other Parties. Administrative Agent and each Lender shall be at liberty, without giving notice to or obtaining the assent of any Guarantor and without relieving any Guarantor of any liability hereunder, to deal with Borrower and with each other party who now is or after the date hereof becomes liable in any manner for any of the Guaranteed Obligations, in such manner as Administrative Agent and such Lender in its respective sole discretion deems fit, and to this end each Guarantor gives to Administrative Agent and each Lender full authority in its respective sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to Borrower at such times, in such amounts and on such terms as Administrative Agent or such Lender may approve, (b) vary the terms and grant extensions of any present or future indebtedness or obligation of Borrower or of any other party to Administrative Agent or any Lender, (c) grant time, waivers and other indulgences in respect thereto, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Guaranteed Obligations which Administrative Agent or any Lender now has or may acquire after the date hereof, (e) accept partial payments from Borrower or any such other party, (f) release or discharge, wholly or partially, any endorser or guarantor, and (g) compromise or make any settlement or other arrangement with Borrower or any such other party.

Section 9.        Freedom of Administrative Agent and Lenders to Deal with Borrower and Other Parties. Administrative Agent and each Lender shall be at liberty, without giving notice to or obtaining the assent of any Guarantor and without relieving any Guarantor of any liability hereunder, to deal with Borrower and with each other party who now is or after the date hereof becomes liable in any manner for any of the Guaranteed Obligations, in such manner as Administrative Agent and such Lender in its respective sole discretion deems fit, and to this end each Guarantor gives to Administrative Agent and each Lender full authority in its respective sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to Borrower at such times, in such amounts and on such terms as Administrative Agent or such Lender may approve, (b) vary the terms and grant extensions of any present or future indebtedness or obligation of Borrower or of any other party to Administrative Agent or any Lender, (c) grant time, waivers and other indulgences in respect thereto, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Guaranteed Obligations which Administrative Agent or any Lender now has or may acquire after the date hereof, (e) accept partial payments from Borrower or any such other party, (f) release or discharge, wholly or partially, any endorser or guarantor, and (g) compromise or make any settlement or other arrangement with Borrower or any such other party.

Section 10.        Unenforceability of Obligations Against Borrower; Invalidity of Security or Other Guaranties. If for any reason Borrower has no legal existence or is under no legal obligation to discharge any of the Guaranteed Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the moneys included in the Guaranteed Obligations have become irrecoverable from Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on each Guarantor to the same extent as if such Guarantor at all times had been the principal debtor on all such Guaranteed Obligations. This Guaranty shall be in addition to any other guaranty or other security for the Guaranteed Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security.

Section 11.         Waivers by Guarantors.

(a)        Each Guarantor hereby waives, for the benefit of Beneficiaries:  (i) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (A) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (B) proceed against or exhaust any security held from any Borrower, any such other guarantor or any other Person, (C) proceed against or have resort to any balance of any Deposit Account or Securities Account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (D) pursue any other remedy in the power of any Beneficiary whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (iii) any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance upon the guarantee provided hereunder or acceptance of this Guaranty, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between any Loan Party and any Lender or Administrative Agent shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty; (iv) any defense based upon any statute or rule of Law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (v) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to gross negligence or willful misconduct; (vi)(A) any principles or provisions of Law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (B) the benefit of any statue of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (C) any rights to setoffs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vii) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 6 and any right to consent to any thereof; and (viii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

(b)       Each Guarantor understands and acknowledges that if Administrative Agent forecloses, either by judicial foreclosure or by exercise of power of sale, any deed of trust or mortgage securing the Guaranteed Obligations, that foreclosure could impair or destroy any ability such Guarantor may have to seek reimbursement, contribution, or indemnification from Borrower or others based on any right such Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by such Guarantor under this Guaranty. Each Guarantor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of such Guarantor’s rights, if any, may entitle such Guarantor to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure (“CCP”) as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d. 40 (1968). By executing this Guaranty, each Guarantor freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that such Guarantor will be fully liable under this Guaranty even though Administrative Agent may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust or mortgage securing the Obligations; (ii) agrees that such Guarantor will not assert that defense in any action or proceeding Administrative Agent may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by such Guarantor in this Guaranty include any right or defense Guarantor may have or be entitled to assert based upon or arising out of any one or more of CCP §§ 580a, 580b, 580d, or 726 or Section 2848 of the California Civil Code (“CC”); and (iv) acknowledges and agrees that each Lender is relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration therefor.

(c)       Each Guarantor agrees not to claim or attempt to enforce any rights and defenses that are or may become available to such Guarantor under CC §§2787 to 2855, inclusive, until this Guaranty has terminated as provided in Section 7.

Section 12.        Restriction on Subrogation and Contribution Rights. Until the Guaranteed Obligations shall have been indefeasibly paid in full in cash, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common Law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary.  In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full in cash, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other Guarantor of the Guaranteed Obligations.  Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other Guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor (including a Guarantor).  If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full in cash, such amount shall be held in trust for Agent on behalf of Beneficiaries and shall forthwith be paid over to Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or not matured, in accordance with the terms hereof.

Section 13.        Notices; Demands. Any demand on or notice made or required or permitted to be given pursuant to this Guaranty shall be in writing and shall be delivered by hand, or overnight courier service, mailed by certified or registered mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number as follows:

(a) if to any Guarantor, at

c/o Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 1718
New York, NY 10170
Attention: General Counsel
Email: legal@fusionconnect.com

or at such other address for notice as Guarantor shall last have furnished in writing to the Lender; and

(b) if to Administrative Agent, at

EAST WEST BANK
135 N. Los Robles Ave., 2nd Floor
Pasadena, CA 91101
Attention: Richard Vian; Telecommunications Lending
richard.vian@eastwestbank.com
Telephone: (626) 768-6816

or at such other address for notice as the Lender shall last have furnished in writing to Guarantor.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective on the terms set forth in Section 10.01 of the Credit Agreement.

Section 14.        Amendments, Waivers, Etc. No provision of this Guaranty can be changed, waived, discharged or terminated except by an instrument in writing signed by Administrative Agent and each Guarantor expressly referring to the provision of this Guaranty to which such instrument relates; and no such waiver shall extend to, affect or impair any right with respect to any Obligation which is not expressly dealt with therein. No course of dealing or delay or omission on the part of Administrative Agent or any Lender or any of them in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

Section 15.        Further Assurances. Each Guarantor shall, at its sole cost and expense, execute and deliver such further acts and documents as Administrative Agent may, from time to time, reasonably request in order to give full effect to this Guaranty and to perfect and preserve the rights and powers of Administrative Agent hereunder.

Section 16.       Subordination of Other Obligations.  Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of the Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of the Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of Obligee Guarantor under any other provision hereof.

Section 17.       Authority of Guarantors or Borrower.  It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

Section 18.        Financial Condition of Borrower.  Any Loan, Letter of Credit or other Obligation may be made to Borrower or continued from time to time, without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation.  No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower.  Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and their ability to perform their obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations.  Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.

Section 19.         Bankruptcy.

(a)        So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise), judicial management, administration or insolvency case or proceeding (or other comparable action under any Debtor Relief Law) of or against Borrower or any other Guarantor.  The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, administrative receivership, reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise), judicial management, administration, liquidation, or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)       Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of Law or order which may relieve Borrower of any portion of such Guaranteed Obligations.  Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors, administrator, judicial manager or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)       In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

(d)       If all of the Equity Securities of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger, amalgamation or consolidation) in accordance with the terms and conditions of the Loan Documents, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such sale.

Section 20.        Governing Law.

(a)       THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 21.        Miscellaneous Provisions.

(a)      This Guaranty shall inure to the benefit of Administrative Agent and each Lender and its successors in title and assigns permitted under the Credit Agreement, and shall be binding on each Guarantor and each Guarantor’s successors in title, assigns and legal representatives.

(b)      The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by Law or any other agreement. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions.

(c)       Captions are for ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

Section 22.       WAIVER OF JURY TRIAL. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY AND ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT A PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

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IN WITNESS WHEREOF, each Guarantor has executed and delivered this Guaranty as of the date first above written.

FUSION TELECOMMUNICATIONS
INTERNATIONAL, INC.

By:	/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President and Chief Operating Officer

NETWORK BILLING SYSTEMS, L.L.C.

By	/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: Executive Vice President

FIDELITY TELECOM, LLC

By:	/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President and Chief Operating Officer

PINGTONE COMMUNICATIONS, INC.

By:	/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President and Chief Operating Officer

FUSION BVX LLC

By:	/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President

[Guaranty]

FIDELITY ACCESS NETWORKS, INC.

By:	/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President and Chief Operating Officer

FIDELITY ACCESS NETWORKS, LLC

By:	/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President and Chief Operating Officer

FIDELITY CONNECT LLC

By:	/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President and Chief Operating Officer

FIDELITY VOICE SERVICES, LLC

By:	/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President and Chief Operating Officer

APPTIX, INC.

By:	/s/ Gordon Hutchins, Jr.
Name: Gordon Hutchins, Jr.
Title: President and Chief Operating Officer

[Guaranty]